Exhibit 99

Press Release

January 25, 2013

FOR IMMEDIATE RELEASE
For more information contact:
Doug Gulling, Executive Vice President and Chief Financial Officer (515) 222-2309

WEST BANCORPORATION, INC. DECLARES QUARTERLY DIVIDEND; NET INCOME AVAILABLE TO COMMON STOCKHOLDERS FOR 2012 IMPROVES 24 PERCENT; LOANS GROW 11 PERCENT AND DEPOSITS INCREASE 19 PERCENT IN 2012.

West Des Moines, IA - West Bancorporation, Inc. (NASDAQ: WTBA), parent company of West Bank, is pleased to report that its Board of Directors declared a quarterly dividend of $0.10 per share. The dividend is payable on February 26, 2013, to shareholders of record on February 6, 2013.

For 2012, net income available to common stockholders was $16.0 million, or $0.92 per diluted common share. This compares to net income available to common stockholders for 2011 of $12.9 million, or $0.74 per diluted common share. The most significant difference from last year was the payment in 2011 of preferred stock dividends and accretion of discount totaling $2.39 million. The absence of preferred stock dividends and accretion in 2012 is due to the redemption of the preferred stock on June 29, 2011.

For the fourth quarter of 2012, net income available to common stockholders was $3.9 million, or $0.22 per diluted common share, compared to $3.7 million, or $0.21 per diluted common share, for the fourth quarter of 2011. Gains and fees from the sale of residential mortgages totaled $960,000 in the fourth quarter of 2012, compared to $640,000 in the fourth quarter of 2011. The low interest rate environment continues to result in higher volumes of mortgage activity. The provision for loan losses was $325,000 for the fourth quarter of 2012, while the provision in the same period last year was a negative $400,000. Other real estate owned expense was $263,000 this quarter, significantly lower than the $953,000 of expense in the fourth quarter of 2011.

“The real story for the fourth quarter of 2012 was the amount of new business West Bank was able to attract,” said David Nelson, President and Chief Executive Officer of West Bancorporation, Inc., commenting on the Company's results. “Loans outstanding at the end of the year totaled $927 million. That is up from $854 million at the end of the third quarter and $839 million at the end of 2011. In addition, customer deposits increased by 19 percent in 2012. We had a strong pipeline of new business throughout the year and were able to close on much of that business in the fourth quarter. We are proud of our results this year and pleased to continue the higher level of quarterly dividend payments. We look forward to 2013.”

The Board also set the record date for the Annual Meeting of Stockholders as February 21, 2013. The meeting will be held April 25, 2013.

The Company intends to file its annual report on Form 10-K with the Securities and Exchange Commission around March 7, 2013. Please refer to that document for a more in-depth discussion of our results. The Form 10-K document will be available on the Investor Relations section of West Bank's website at www.westbankiowa.com.

The Company will discuss its fourth quarter 2012 results during a conference call scheduled for this afternoon, Friday, January 25, 2013, at 2:00 p.m. Central Time. The telephone number for the conference call is 877-317-6016. A recording of the call will be available until February 6, 2013, at 877-344-7529, pass code: 10022768.

About West Bancorporation, Inc. (NASDAQ: WTBA)
West Bancorporation, Inc. is headquartered in West Des Moines, Iowa. Serving Iowans since 1893, West Bank, a wholly-owned subsidiary of West Bancorporation, Inc., is a community bank that focuses on lending, deposit services, and trust services for consumers and small- to medium-sized businesses. West Bank has eight full-service offices in the Des Moines metropolitan area, two full-service offices in Iowa City, and one full-service office in Coralville.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based are “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this press release. These forward-looking statements are generally identified by the words “believes,” “expects,” “intends,” “should,” “anticipates,” “projects,” “future,” “may,” “should,” “will,” “strategy,” “plan,” “opportunity,” “will be,” “will likely result,” “will continue,” or similar references, or references to estimates, predictions, or future events.  Such forward-looking statements are based upon certain underlying assumptions, risks, and uncertainties.  Because of the possibility that the underlying assumptions are incorrect or do not materialize as expected in the future, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: interest rate risk; competitive pressures; pricing pressures on loans and deposits; changes in credit and other risks posed by the Company's loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; actions of bank and non-bank competitors; changes in local and national economic conditions; changes in regulatory requirements, limitations, and costs; changes in customers' acceptance of the Company's products and services; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands, except per share data)

CONSOLIDATED STATEMENTS OF CONDITION	December 31, 2012	December 31, 2011
Assets
Cash and due from banks	$60,417	$35,772
Short-term investments	111,057	51,332
Securities	304,103	294,497
Loans held for sale	3,363	4,089
Loans	927,401	838,959
Allowance for loan losses	(15,529)	(16,778)
Loans, net	911,872	822,181
Bank-owned life insurance	25,730	25,724
Other real estate owned	8,304	10,967
Other assets	22,585	24,962
Total assets	$1,447,431	$1,269,524

Liabilities and Stockholders' Equity
Deposits:
Noninterest-bearing	$367,281	$268,887
Interest-bearing:
Demand	160,745	158,141
Savings	428,710	343,312
Time of $100,000 or more	100,627	98,743
Other time	77,213	88,290
Total deposits	1,134,576	957,373
Short-term borrowings	55,596	55,841
Long-term borrowings	114,509	125,619
Other liabilities	8,163	7,240
Stockholders' equity	134,587	123,451
Total liabilities and stockholders' equity	$1,447,431	$1,269,524

Financial Information (continued) (unaudited)
(in thousands, except per share data)
	Three months ended December 31,		Year ended December 31,
CONSOLIDATED INCOME STATEMENTS	2012	2011	2012	2011
Interest income
Loans, including fees	$10,953	$11,539	$44,277	$46,640
Securities	1,492	1,439	6,194	6,445
Other	62	64	191	234
Total interest income	12,507	13,042	50,662	53,319
Interest expense
Deposits	931	1,598	4,535	6,941
Short-term borrowings	25	43	114	174
Long-term borrowings	1,179	1,214	4,815	4,802
Total interest expense	2,135	2,855	9,464	11,917
Net interest income	10,372	10,187	41,198	41,402
Provision for loan losses	325	(400)	625	550
Net interest income after provision for loan
losses	10,047	10,587	40,573	40,852
Noninterest income
Service charges on deposit accounts	773	825	3,009	3,244
Debit card usage fees	393	360	1,586	1,453
Trust services	222	191	817	792
Gains and fees on sales of residential mortgages	960	640	3,104	1,454
Increase in cash value of bank-owned life insurance	166	217	737	884
Gain from bank-owned life insurance	—	—	841	637
Investment securities impairment losses	(24)	(77)	(203)	(99)
Realized investment securities gains, net	—	—	246	—
Other income	209	207	857	996
Total noninterest income	2,699	2,363	10,994	9,361
Noninterest expense
Salaries and employee benefits	3,639	3,596	14,532	13,194
Occupancy	907	864	3,519	3,342
Data processing	488	491	2,070	1,921
FDIC insurance expense	156	187	672	1,298
Other real estate owned expense	263	953	1,491	2,883
Professional fees	209	122	1,064	878
Consulting fees	84	84	582	282
Other expense	1,264	1,406	4,862	5,075
Total noninterest expense	7,010	7,703	28,792	28,873
Income before income taxes	5,736	5,247	22,775	21,340
Income taxes	1,837	1,515	6,764	6,072
Net income	3,899	3,732	16,011	15,268
Preferred stock dividends and accretion of discount	—	—	—	(2,387)
Net income available to common stockholders	$3,899	$3,732	$16,011	$12,881

	PER COMMON SHARE		MARKET INFORMATION (1)
	Net Income
	Basic and Diluted	Dividends	High	Low
2012
1st Quarter	$0.23	$0.08	$10.46	$8.71
2nd Quarter	0.25	0.08	10.22	9.02
3rd Quarter	0.22	0.10	12.35	9.38
4th Quarter	0.22	0.10	12.29	9.75

2011
1st Quarter	$0.23	$—	$8.00	$6.75
2nd Quarter	0.12	0.05	8.89	6.94
3rd Quarter	0.18	0.05	10.00	7.31
4th Quarter	0.21	0.07	10.39	7.92
(1) The prices shown are the high and low sale prices for the Company's common stock, which trades on the Nasdaq Global Select Market, under the symbol WTBA. The market quotations, reported by Nasdaq, do not include retail markup, markdown, or commissions.

	Three months ended December 31,		Year ended December 31,
SELECTED FINANCIAL MEASURES	2012	2011	2012	2011
Return on average equity	11.57%	12.08%	12.34%	11.27%
Return on average assets	1.14%	1.14%	1.21%	1.18%
Net interest margin	3.30%	3.49%	3.42%	3.58%
Efficiency ratio	50.39%	51.59%	50.83%	49.27%

			As of December 31,
			2012	2011
Texas ratio			11.25%	16.33%
Allowance for loan losses ratio			1.67%	2.00%
Tangible common equity ratio			9.30%	9.72%
Definitions of ratios:

•	Return on average equity - annualized net income divided by average stockholders' equity.

•	Return on average assets - annualized net income divided by average assets.

•	Net interest margin - annualized tax-equivalent net interest income divided by average interest-earning assets.

•
Efficiency ratio - noninterest expense (excluding other real estate owned expense) divided by noninterest income (excluding net securities gains and net impairment losses) plus tax-equivalent net interest income.

•	Texas ratio - total nonperforming assets divided by tangible common equity plus the allowance for loan losses.

•	Allowance for loan losses ratio - allowance for loan losses divided by total loans.

•	Tangible common equity ratio - common equity less intangible assets divided by tangible assets.